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                                                EXHIBIT 2
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
                IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      Salomon Smith Barney Inc., is a Broker or dealer registered under
                                    Section 15 of the Act. (15 U.S.C. 78c)

                Each of the undersigned hereby affirms the identification and Item 3
                Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.


                Date: January 29, 2002

                              SALOMON SMITH BARNEY HOLDINGS, INC.

                              By: /s/ Joseph B. Wollard
                                  -----------------------------------------
                                  Name:  Joseph B. Wollard
                                  Title: Assistant Secretary


                              CITIGROUP INC.

                              By: /s/ Joseph B. Wollard
                                  -----------------------------------------
                                  Name:  Joseph B. Wollard
                                  Title: Assistant Secretary


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